UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2013

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, Textron Inc. (the “Company”) announced the upcoming retirement of Richard L. Yates, Senior Vice President and Corporate Controller (principal accounting officer), to be effective shortly after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013.  The Company also announced that Mark S. Bamford would become its principal accounting officer and serve as Vice President and Corporate Controller, effective upon Mr. Yates’s retirement.

Mr. Bamford, 49, joined the Company in 2000 as its Director of External Reporting and currently serves as its Vice President, Textron Audit Services, overseeing global internal audit activities across Textron’s businesses, a position he has held since March 2012.  Mr. Bamford previously served as the Company’s Executive Director, Accounting and Reporting, from January 2009 to March 2012, and the Controller of the Company’s former Fluid & Power business, from April 2004 to December 2008, as well as in several other finance roles.  Prior to joining the Company, he was a Senior Manager at KPMG, a global audit, tax and advisory firm, where he performed a wide range of audit management and advisory services roles over 14 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

	By:	/s/ E. Robert Lupone
E. Robert Lupone,
Executive Vice President, General
Counsel and Secretary

Date: November 4, 2013